Exhibit 23.1

Consent of Independent Auditors

To The Board of Directors

Coast Financial Holdings, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-112941 and 333-127072) of Coast Financial Holdings, Inc. of our report dated March 9, 2006, with respect to the consolidated financial statements of Coast Financial Holdings, Inc. and Subsidiary included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/    HACKER JOHNSON & SMITH P.A.

Hacker Johnson & Smith, P.A.

Tampa, Florida

March 22, 2006